Exhibit 16

SELLERS & ANDERSEN, L.L.C.                      941 East 3300 South, Suite 202
Certified Public Accountants and                    Salt Lake City, Utah 84106
Business Consultants
Member SEC Practice Section of the AICPA
                                                        Telephone 801 486-0096
                                                        Fax 801 486-0098






February 11, 2004


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4 of Form 8-K dated February 11, 2004, of Lighten Up Enterprises International, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.


Very truly yours,                         /s/Sellers & Andersen, L.L.C.
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